EXHIBIT 23.1

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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Kenneth Cole Productions, Inc. 2004 Stock Incentive Plan of our report dated February 20, 2004, with respect to the consolidated financial statements and schedule of Kenneth Cole Productions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

New York, New York
September 14, 2004